                                                                     Exhibit 5.1

                    [Form of Opinion of Healy & Baillie, LLP]

                              Healy & Baillie, LLP
                                   61 Broadway
                             New York, NY 10006-2834
                      T: +1 212-943-3980 F: +1 212-425-0131
                                  www.healy.com

                                                              June ___, 2005

Capital Maritime & Trading Corp.
3, Iassonos Street
Piraeus, Athens
18537 Greece

Dear Ladies and Gentlemen:

     We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (the "Marshall Islands") for Capital Maritime & Trading
Corp., a corporation incorporated under the laws of the Marshall Islands (the
"Company"), in connection with the issuance of up to 19,170,500 shares of common stock, par value $0.001 per share, of the Company (the "Offering Shares") and the related preferred stock purchase rights (the "Rights") as described in the
Company's Registration Statement on Form F-1 (File No. 333-125759) (the
"Registration Statement") filed with the U.S. Securities and Exchange Commission
(the "Commission").

     We are not admitted to practice before the courts of the Marshall Islands;
however certain members of our firm have knowledge of the Marshall Islands corporate laws and have for many years issued opinions on subjects similar to those covered herein.

     For the purposes of this opinion, we have examined the following with respect to the Company: (1) its Amended and Restated Articles of Incorporation,
dated June 2, 2005 and the Amended and Restated By-Laws, dated June 2, 2005; (2)
resolutions of the Board of Directors dated _____, 2005; (3) the Registration
Statement; (4) the prospectus of the Company included in the Registration
Statement (the "Prospectus"); (5) the Stockholders Rights Agreement dated June
__, 2005, between the Company and _______, as rights agent, relating to the
Rights; and (6) the form of underwriting agreement (the

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                                                                   June __, 2005

"Underwriting Agreement") among the Company and the representatives of the underwriters named therein relating to the issuance of the Offering Shares.

     In rendering this opinion we have also examined originals, photocopies or certified copies of all such other documents, including certificates of public officials and of officers of the Company as we have deemed necessary as a basis for the opinion herein rendered.

     In such examination we have assumed: (1) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (2) the completeness and conformity to authentic original documents of all documents submitted to us as photocopies; (3) the truth and accuracy of all representations and statements as to fact made in the documents provided;
and (4) that the resolutions referred to above remain in full force and effect.
We have not taken any steps to verify these assumptions.

     We have further assumed for the purposes of this opinion, without investigation, that (1) all documents contemplated by the Prospectus to be executed in connection with the offering of the Offering Shares and the Rights have been duly authorized, executed and delivered by each of the parties thereto and (2) the terms of such offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

     We express no opinion as to the laws of any jurisdiction other than the
Marshall Islands.

     Based upon and subject to the foregoing, we are of the opinion that the
Offering Shares and the Rights have been duly authorized, and when the Offering
Shares and the Rights are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Registration
Statement and the Prospectus, the Offering Shares and the Rights will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our name in the Prospectus, without admitting that we are "experts" within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

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                                                                   June __, 2005

     This opinion is limited to the laws of the Marshall Islands which are in force at 9:00 am New York time on the date of this letter. We have no responsibility to update this opinion.

     This opinion is furnished solely for the benefit of the Company and is not to be quoted to or relied upon by any other person or entity without the prior written consent of this firm.

                                                  Very truly yours,